Exhibit 3.258

Microfilm Number		Filed with the Department of State on JAN 26 2001

Entity Number	2985268	/s/ Kim Pizzingrilli

		Secretary of the Commonwealth
CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB:15-8913 (Rev 95)
     In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that
1. The name of the limited liability company is: BFI Waste Services of Pennsylvania, LLC
2. The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

	Number and Street	City	State	Zip	County

(b) c/o:	C T Corporation System	Allegheny

	Name of Commercial Registered Office Provider	County
For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.
3. The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS

Susan M. Wissink	3003 N. Central Avenue, Suite 2600, Phoenix, Arizona 85012

4.

5.

6. The specified effective date, if any is:

                                                                       month                       day                       year                       hour, if any

7.

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.
[ILLEGIBLE]

     DSCB: 15-8913 (Rev 95)-2
     IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 25th day of January, 2001.

/s/ Susan M. Wissink (Signature)

(Signature)

(Signature)